Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form F-4 of our report dated June 7, 2023 relating to the consolidated financial statements of Allrites Holdings Pte Ltd. as of December 31, 2022 and 2021 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

September 13, 2023